EXHIBIT 10.8

     JOINT VENTURE AGREEMENT
     -----------------------


     ENTERED INTO AND BETWEEN


     CORPORACION AMERMIN, S.A. DE C.V.

     (OPERATING PARTNER)


     AND


     MINAS DE TOPAGO, S.A. DE C.V.

     (MINORITY PARTNER)


     FOR


     THE MINING, EXTRACTION, PROCESSING AND
     MARKETING OF PROFITABLE MINERALS FROM
     SEVERAL MINING PROPERTIES.



     PLACE & DATE:   CHIHUAHUA, CHIHUAHUA, MEXICO.
     JUNE 9th, 2005.



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Joint Venture Agreement for the mining, extraction, processing and marketing of profitable minerals from several mining properties, entered on and between CORPORACION AMERMIN, S.A. DE C.V. (that hereinafter shall be referred to as the OPERATING PARTNER) hereby represented by its Sole Administrator RAMIRO TREVIZO LEDESMA, on one hand and on the other MINAS DE TOPAGO, S.A. DE C.V. (that hereinafter shall be referred to as the MINORITY PARTNER) hereby represented by its Sole Administrator ING. MIGUEL CERVANTES SOTO, according to the following:

     S T A T E M E N T S
     ---------------------

A). The MINORITY PARTNER by means of its legal representative states as follows:

I.- That the body corporate he is representing is a Mexican company duly formed in Chihuahua City, State of Chihuahua, on January 13th,1995, before Maria del Carmen Valenzuela Breach, Notary Public number 26, through Public Deed number 1690, and filed in the Chihuahua City Registry of Commerce under number 1243, page 61 of Book 648.


II.- That the company he is hereby representing has the lawful control of the following mining properties:


PROPERTY 1:
-----------
Property's name................................... "LA COLMENA"
Type of concession................................ Exploitation
Title number...................................... 181965
Property's location............................... Municipality of Chinipas,
                                                   State of Chihuahua, Mexico
Property's surface................................ 16 hectares


PROPERTY 2:
----------
Property's name................................... "LA BILLONARIA"
Type of concession................................ Exploitation
Title number ..................................... 196120
Property's location............................... Municipality of Chinipas,
                                                   State of Chihuahua, Mexico
Property's surface................................ 34 hectares


PROPERTY 3:
-----------
Property's name................................... "CUITLAHUAC"
Type of concession................................ Exploration
File number ...................................... 191845
Property's location............................... Municipality of Chinipas,
                                                   State of Chihuahua, Mexico
Property's surface................................ 150 hectares



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PROPERTY 4:
----------
Property's name................................... "LA MEXICANA"
Type of concession................................ Exploitation
Title number...................................... 211981
Property's location............................... Municipality of Chinipas,
                                                   State of Chihuahua, Mexico
Property's surface................................ 675.32 hectares


The above mining properties hereinafter shall be referred to as the PROPERTIES.


III.- That the PROPERTIES are free of any encumbrances, liens, or domain limitations at the time of signing of this Agreement (the "Date of Signing").

IV.-That the PROPERTIES are not in compliance with the Federal Law of Duties and the Mining Law as to the payment of surface taxes; thus there are past amounts due related with the said tax, and this event was previously informed to the OPERATING PARTNER. Besides, the aforesaid due taxes shall be paid as provided for in paragraph "C)" of Clause 3 hereunder.


V.- That the PROPERTIES are not currently engaged under any previous valid contract or agreement, either verbal or in written, with a third party.

VI.- That all rights derived from the mining certificates or titles to the PROPERTIES have not been transferred, granted, sold, or leased to any other party, and the body corporate entitled to such rights at this time is the MINORITY PARTNER solely.

VII.- That during the legal effect of this Agreement, the mining rights derived from the titles to the PROPERTIES shall not be waived or relinquished; and no applications for reduction, unification or grouping shall be filed neither, unless the OPERATING PARTNER agrees to. In addition, the mining rights to the PROPERTIES shall not be conveyed, engaged or burdened, either totally or partially during the existence of this Agreement. The MINORTY PARTNER is hereby fully aware that it must comply with the obligations that the Mining Law imposes to any holder of a mining property, according to the
Article 27 paragraph II thereof.

VIII.- That hereby grants the OPERATING PARTNER, with the exclusive rights of mining, extracting processing and marketing all profitable minerals (the "Minerals") that exist within the PROPERTIES.


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It shall be understood by "Minerals" any and all minerals, either precious or base, metallic or non-metallic, that can be found in or on the PROPERTIES, accordingly with the applicable laws, regulations, dispositions, decrees or any other legal ordinance in force, they being feasible of exploration, development, exploitation, extraction, processing, purchase and disposal, including all concentrates and metals .

IX . -That along with all of the above granted rights for extracting, mining, processing and marketing the Minerals, all rights to the land, water rights, installations, and related facilities that could exist within the PROPERTIES are also included.

Procurement of any kind of necessary permits or permissions -either from governmental offices or third parties- to achieve the business terms of this Agreement, shall be sole responsibility of the MINORITY PARTNER with assistance from the MINORITY PARTNER.

B). The OPERATING PARTNER by means of its legal representative states as follows:

I.- That the body corporate he is representing is a Mexican company duly formed in Chihuahua City, State of Chihuahua, on August 9th, 1995, before Mr. Jose R. Miller Hermosillo, Notary Public number 2, through Public Deed number 9311, and duly registered in the Chihuahua City's Registry of Commerce under electronic file number 21161*10, and that the company's taxpayer number is CAM950810K77.


II.- That the company he is hereby representing shall contribute the initial start-up capital for the project, advancing and financing the necessary investment funds for acquiring, hauling, and installing any equipment and machinery as well as a processing plant or mill with a capacity for 75 tons per day; funds to afford payments for fuel, payroll and wages, buying of a vehicle for personnel transportation, work shops, offices, road rebuilding and other needed expenses to start the project's operation stage timely and for this event both parties shall give their best. The initial funds that shall be invested in the aforesaid acquisitions and expenditures are US 450,000,00 (Four Hundred and Fifty Thousand Dollars NO/100) as a minimum initial capital investment, that shall be reimbursed or paid back as set out herein. The payment for exclusivity as mentioned in Clause 3 of this Agreement is included in the above initial capital investment.


III.- That purchase of additional equipment and increase of capacity of the processing plant, must be mutually agreed to, and shall be made according to the provisions of this Agreement.


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IV. That during the legal effect of this Agreement, the mining titles to the
PROPERTIES shall be kept in good tax and legal standing, paying the surface tax every six months according to the Mining Law and its Regulations, and providing funds to update unpaid taxes as provided for in Clause 3 herein, filing the mandatory assessment work reports and technical reports in the Secretariat of Economy as well.

V.- That the OPERATING PARTNER shall also have the right of first refusal on entering into an agreement with the MINORITY PARTNER or amending this Agreement as to any other mining or mineral processing activity owned or controlled by the latter and located within The PROPERTIES.

VI.- That to successfully achieve the purposes of this Agreement, the legal representative of OPERATING PARTNER states that the company has funds enough and expertise to develop the PROPERTIES, thus, being able to carry out and/or perform any and all activities, including the carrying-out of mining works and road rebuilding for accessing the plant site; to bring in required contractors, installation of facilities such as: canteens, dormitories,etc., bring in equipment, machinery, devices, tools, and materials; and exercise all other rights conferred by any Mexican Law for the benefit of the OPERATING PARTNER.

NOW, THEREFORE, time is of the essence, and considering that the PROPERTIES require: (a) important investments as to equipment and machinery, (b) remaking the plant site access road, and (c) performance of significant mining works, the MINORITY PARTNER recognizes that working together with the OPERATING PARTNER will improve the efficiency of time required to perform the mining, extracting, processing and marketing of the Materials. The OPERATING PARTNER will lead the effort, and in general will coordinate the activities and procurement of the appropriate first machinery and equipment and sufficient start-up funds as set out herein, according to the following:


                                C L A U S E S
     ---------------


     1. Operation and Management of the Project.

A).- The MINORITY PARTNER hereby agrees that OPERATING PARTNER shall manage the project, having the latter the right to freely appoint managers, supervisors or foremen depending on the development itself of the project. However, the MINORITY PARTNER shall have the undeniable right, at any time, to perform audits -either directly or through an Accounting Firm- to the


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accounting books and ledgers that must be kept by the OPERATING PARTNER related to the project. The Accounting Firm fees shall be paid at the MINORITY PARTNER's sole expense. Both parties hereby agree to jointly conduct the production/operation activities, even appointing an Operation Manager by common consent, who should be responsible for the performance of the production works.

B).- If an Operation Manager is appointed according to the above paragraph, such Manager should be wholly responsible for the day to day operation and conduction of the mining, extracting processing, and marketing of the Minerals in compliance with the applicable environmental regulations and other related laws and statutes.

C).- However, the OPERATING PARTNER is hereby authorized to seek for specialized constructors or mining agents or companies to perfom certain works or activities within the PROPERTIES, during the existence of the project, whose fees or wages shall be paid by the OPERATING PARTNER and afterwards redeemed as set our herein.


     2. Duration of this Agreement.

The term of this Agreement is for a period of seven (7) years, as of the Date of Signing, obligatory for the MINORITY PARTNER, and voluntary for the OPERATING PARTNER. However, this Agreement will be periodically extended as long as the mining, extracting, processing and marketing of the Materials are profitable and taking place.


     3. Grant of Exclusivity Rights.

A).- The OPERATING PARTNER shall contribute the amount of US 100,000.00 (One Hundred Thousand Dollars NO/100) at the Date of Signing or according to the schedule set out hereunder, to attain the exclusive rights for mining, extracting, processing, and marketing the Minerals that exist within the PROPERTIES.

B).- The above US 100,000.00 should be contributed by the OPERATING PARTNER according to the following schedule:

1. US 25,000.00 that were already paid to the MINORITY PARTNER.
2. US 30,000.00 at the Date of Signing.
3. US 45,000.00 on or before August 5th, 2005.


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C).- The above funds shall be mainly used to pay off all of the pending surface taxes owed by the MINORITY PARTNER as to the PROPERTIES, imposed by
Article 27 paragraph II of the Mining Law in force, and once said taxes are paid off, the MINORITY PARTNER shall deliver the OPERATING PARTNER copies of the corresponding payment receipts or payment tax forms.


     4. Ownership of the PROPERTIES.


Both parties hereby acknowledge that the MINORITY PARTNER is the sole owner of the PROPERTIES and will remain as such until termination of this Agreement, unless the MINORITY PARTNER decides to sell them to the OPERATING PARTNER that
shall have the first right of refusal to buy the PROPERTIES.   The MINORITY
PARTNER could sell the PROPERTIES to a third party, only if the OPERATING PARTNER grants its consent to.


     5. Allocation or Distribution of Profits.

A).- In return for its start-up investment and equipment and machinery, technical expertise, and management role, the OPERATING PARTNER will be entitled to Sixty percent (60%) of the net profits, and the MINORITY PARTNER will be entitled to Forty percent (40%) of the net profits in return for contributing the PROPERTIES to the project and other contributions set out herein.

B).- It shall be understood as "Shareable Net Profits", any resultant amount after deducting the below items from the total earned incomes of the project's operation activities, either earned by sales of the Minerals or its concentrates or similar mineral products or earned by interests or other incomes or yields:

I.- The mutually approved costs for acquisitions, installations, works, equipment and any other activity or transaction as mentioned in this very same letter "B)" paragraph II of this Agreement, that had been performed during the first stage of the project and the operation of the processing plant had started accordingly, including the contribution or payment for exclusivity, as provided for in Clause 3, Grant of Exclusivity Rights;

II.- The mutually approved costs and expenses incurred because of the operation and mining of the project itself such as: extraction and marketing of the Minerals, concentrates and other similar mineral products, including any type of taxes, duties, royalties, charges, or deductions made as a result of the sales of the Minerals.


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III.- The reasonable costs incurred in the performance of any technical work or technical study, as well as payment of surface taxes, duties, expenditures or fees to keep in good standing the PROPERTIES and save them free of liens or burdens;

IV.- The monies enough to form a contingency fund, whose minimum balance shall be freely set up or agreed by the parties; however, such minimum balance shall not be lower than ten (10) per cent of the incomes that had been earned during the period of time shown in every payment receipt delivered by the smelter or buyer.

Once the shareable net profits are calculated and duly paid between the parties, each party shall be liable of paying its own income tax according to the applicable fiscal laws.

C).- There will be a periodic disbursal of net profits every month, in an amount consistent with the above percentage of ownership interests, or at any other time with the approval of the other party. In either case, the total amount of withdrawals shall not, at any time, jeopardize the carrying-out of the production activities.


D).- Both parties hereby agree that the mechanism for sharing out the net profits as provided for in letter "B)" paragraph I) of this Clause, shall be applicable as long as credit balances are shown in the OPERATING PARTNER's accounting books, and once the initial capital investment is fully redeemed, the corresponding deduction shall not be made to the shareable net profit.

E).- If the OPERATING PARTNER decides to terminate its involvement, the MINORITY PARTNER will have the first right of refusal to purchase the OPERATING PARTNER's interest and viceversa.

F).- The OPERATING PARTNER shall have the right to increase the processing plant capacity up to 175 tons per day, having the MINORITY PARTNER's consent to such increase. The allocation and distribution of the net profits related to the aforesaid increase, shall be made according to the following terms:

1. The OPERATING PARTNER shall make the above increase to the plant capacity at its sole expense;

2. The MINORITY PARTNER shall be paid according to its ownership interest as set out in paragraph "A)" of this clause (40%), as if the increase was not made yet, until full reimbursement of the monies disbursed to increase the plant capacity; and


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3. Once the OPERATING PARTNER has been reimbursed as stated above, the
MINORITY PARTNER shall start receiving its net profits according to the new plant capacity (175 tons per day).


     6. Equipment and Machinery acquired during this Agreement.

A).- All equipment and machinery acquired by the OPERATING PARTNER at its sole expense during the legal effect of this Agreement, shall be deemed as exclusive property of the OPERATING PARTNER until termination thereof. However, If the project turns out unprofitable, such equipment and machinery shall become common property of the parties according to their corresponding ownership interests as provided for in Clause 5 paragraph "A)" of this Agreement, provided that the purchase cost of the aforesaid equipment and machinery had been redeemed already at the time of the project becoming unprofitable.

B).- If, during the legal effect of this Agreement, a proposal of purchase is made to the parties from a third party, and such potential buyer was interested in acquiring the above equipment and machinery along with the PROPERTIES, the buy-out price shall be shared or split fifty-fifty
(50%-50%) between the parties if they decide to accept the proposal.


     7. Possibility of assignment of rights.

The OPERATING PARTNER shall have the right to partially transfer or assign to a third party its rights and/or obligations stated herein, provided the MINORITY PARTNER gives its permission in written to the OPERATING PARTNER to do so and viceversa, and the assign or transferee fully oblige himself to assume the obligations set out in this Agreement for the OPERATING PARTNER before the MINORITY PARTNER.


     8. Costs and fees.


The OPERATING PARTNER shall pay all taxes, duties, notary's fees or attorney's fees which will be a cost to this Joint Venture Agreement.


     9. Governing Law.

A).- The parties hereby recognizes that this Agreement is regulated by the provisions of the Federal Commerce Code in first place, the Federal Civil Code in second place and the Civil Code of Chihuahua State in third place.

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B).- The parties hereby agree that the state and federal courts with competent jurisdiction in the City of Chihuahua, State of Chihuahua, shall have the authority to resolve any lawsuit or claim arising under this Agreement. The parties hereby renounce and waive to the jurisdiction of any other court to whose jurisdiction they might have a right to, because of their current or future domiciles.


     10. Default of Obligations.

A).- The parties shall be entitled to issue the rescission of this Agreement (the "Notice of Rescission") in the event of non-compliance with any of the obligations entered into herein. In the event of default of obligations, the affected party shall deliver to the address of the defaulting party, as set out hereunder, a notice of default of obligations (the "Notice of Default") and it shall grant to the defaulting party thereon a term of thirty (30) calendar days, commencing on the date of receipt of the Notice of Default, to comply with any and all of the defaulting obligations. The aforesaid notice may be made by any type of delivering service or courier with acknowledgment of receipt. The date that is shown in such acknowledgment of receipt shall be deemed as the commencement of the above term of fifteen days.

B).- The affected party shall be entitled to issue the Notice of Rescission without having recourse to the law- at the expiration of the term mentioned hereinbefore, as the case may be, in the event that the defaulting party does not comply with any and all of the outstanding obligations within the said term; therefore, the legal effect of this Agreement shall completely cease as of the day of acknowledgment of receipt of the Notice of Rescission.

C).- Any notice given or required to be given between the parties as a result of the fulfillment of this Agreement, shall be made to the following domiciles:

     to the OPERATING PARTNER:
     At'n: Ramiro Trevino Ledesma and/or Lic.Ruben Perales R.
     Calle Ernesto Talavera numero 1215, Colonia Linss,
     C.P. 31020, Chihuahua, Chihuahua

     to the MINORITY PARTNER:
     At'n: Ing. Miguel Cervantes Soto
     Calle Mercurio numero 3901-16, Fracc. Rincon Colonial,
     C.P.31189, Chihuahua, Chihuahua


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The parties may freely change the above domiciles at any time, provided they give each other a timely notice in writing within ten (10) calendar days as of the day of such changing of domiciles.


     11. Force Majeur.

Fulfillment of the obligations and responsibilities set out in this Agreement may temporarily be suspended due to acts of god or force majeur, such as: strikes, wars, riots, revolutions, disturbances, earthquakes, fires, actions from third parties, seizure of assets from lawful or de facto officers, or by any other similar cause out of the parties reach. the parties agree in suspending this contract legal effects regarding the affected obligations solely to be reestablished once the force majure ceases. All time limits or deadlines set out herein shall be extended accordingly. In any event, the parties oblige themselves to reasonably reduce the interruptions or trying to solve the problems as soon as possible.


     12. Termination of this Agreement.

This Agreement may be terminated by the occurrence of any of the termination causes set out in applicable Mexican mining and mercantile legislation.


     13. Removal of Equipment and Machinery.

Upon termination of this Agreement as a result of the occurrence of any of the termination causes set out above, the OPERATING PARTNER shall be granted a term of eight hundred and eighty (180) calendar days to remove from the PROPERTIES any movable goods, including any equipment, machinery, tool or device, that were used during the performance of the mining, processing and marketing of the Materials, unless the aforesaid effects are seized or attached in any other lawful mean as a result of a lawsuit filed by the MINORITY PARTNER itself because of an unpaid debt from the OPERATING PARTNER to the first mentioned, or impossibility of removal as provided for in Clause 6, paragraph "A)" of this Agreement.


     14. Successors and assigns.

This Agreement is binding upon, and inures to the benefit of, the MINORITY PARTNER and the OPERATING PARTNER and their respective successors and assigns.


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     15. Languages.

The parties hereby covenant and agree that this Agreement is executed and delivered in both English and Spanish, and that in the event of any discrepancy between the two versions, the Spanish version shall prevail.


     16. Annulment of previous agreements.

Both parties hereby acknolwedge that any existing and previous agreement between them as to the PROPERTIES, either verbal or in written, shall be superseded by this Agreement.



     17. Delivery of copies of the mining titles to the PROPERTIES.


The MINORITY PARTNER hereby delivers to the OPERATING PARTNER copies of the mining titles or certificates to the PROPERTIES, for best legal efficacy of this Agreement.




     THE PARTIES.



     The OPERATING PARTNER:



     /s/ Ramiro Trevizo Ledesma
     _______________________________________
     CORPORACION AMERMIN, S.A. DE C.V.
     Represented by: RAMIRO TREVIZO LEDESMA.




     The MINORITY PARTNER:


     /s/ Ing.Miguel Cervantes Soto
     _______________________________________
     MINAS DE TOPAGO, S.A. DE C.V.
     Represented by: ING.MIGUEL CERVANTES SOTO.